Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 8, 2020 (except as to the fifth paragraph of Note 1, as to which the date is November 11, 2020), with respect to the consolidated financial statements of Maravai Topco Holdings, LLC and Subsidiaries included in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Maravai LifeSciences Holdings, Inc. dated November 13, 2020.

Redwood City, California

November 13, 2020